Exhibit 10.6
JACK IN THE BOX INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2009)
Amended and Restated January 1, 2009

(i)

(ii)

(iii)

JACK IN THE BOX INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2009)
ARTICLE I—PURPOSE; EFFECTIVE DATE
1.1 Purpose
     The purpose of this Supplemental Executive Retirement Plan is to provide supplemental retirement benefits for certain key employees of the Company. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits.
1.2 Effective Date
     This Plan was originally effective April 2, 1990. This Amendment and Restatement is effective January 1, 2009.
ARTICLE II—DEFINITIONS
     For the purposes of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:
2.1 Actuarial Equivalent
     “Actuarial Equivalent” means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Company. Effective September 30, 2007, the interest rate assumption shall be six percent (6%) per annum and the mortality assumption shall be the RP 2000 projected ten (10) years using Projection Scale AA. These assumptions may be changed from time to time by the Plan’s actuary with the approval of the Board.
2.2 Beneficiary
     “Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant’s death.
2.3 Board
     “Board” means the Board of Directors of the Company.
2.4 Change in Control
     “Change in Control” of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events:
(a) Any “Person” (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the

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Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “Beneficial Owner” of securities of the Company representing fifty percent (50%) or more of (i) the then outstanding shares of the securities of the Company, or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (“Company Voting Stock”); or
(b) The majority of members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment; or
(c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.
     However, in no event shall a “Change in Control” be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).
     For purposes of this Section, the terms “Person” and “Beneficial Owner” shall have the meanings given those terms in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and Rule 13d-3 under that Act.
2.5 Committee
     “Committee” means committee appointed by the Board to administer the Plan pursuant to Article VII. The initial committee so designated by the Board shall be the Administrative Committee.
2.6 Company
     “Company” means Jack in the Box Inc., a Delaware Corporation, and directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.
2.7 Compensation
     “Compensation” means the base salary payable to and bonus earned by a Participant by Company and considered to be “wages” for purposes of federal income tax withholding. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code

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(the “Code”), or under the Deferred Compensation Plan as defined in Section 2.8. Inclusion of any other forms of Compensation are subject to Committee approval.
2.8 Deferred Compensation Plan
     “Deferred Compensation Plan” means the Jack in the Box Inc. Capital Accumulation Plan for Executives, a nonqualified deferred compensation plan established by the Company for a select group of highly compensated and management employees of Company.
2.9 Disability
     “Disability” means a medically determinable physical or mental impairment of the Participant that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months and that makes the Participant unable to engage in any substantial gainful activity.
2.10 Early Retirement Date
     “Early Retirement Date” means the date on which a Participant terminates employment with Company, if such termination date occurs on or after such Participant’s attainment of age fifty-five (55) and completion of ten (10) Years of Service, but prior to the Participant’s Normal Retirement Date.
2.11 Final Average Compensation
     “Final Average Compensation” means the Participant’s average monthly Compensation during any five (5) calendar years in which the Participant’s Compensation is the highest out of the last ten (10) years of employment with Company. If the Participant has fewer than five (5) years of employment with Company, Final Average Compensation shall be determined based on the average of actual term of employment.
2.12 Form of Payment Designation
     “Form of Payment Designation” means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable under the Plan, as elected by the Participant.
2.13 401(k) Plan
     “401(k) Plan” means the Jack in the Box Inc. Easy$aver Plus Plan or any successor defined contribution plan maintained by Company that qualifies under Section 401(a) of the Code by satisfying the requirements of Section 401(k) of the Code.
2.14 Normal Retirement Date
     “Normal Retirement Date” means the date on which a Participant terminates employment with Company on or after attaining age sixty-two (62).

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2.15 Participant
     “Participant” means any employee who is eligible, pursuant to Section 3.1, to participate in this Plan, and who has not yet received full benefits hereunder.
2.16 Participation Agreement
     “Participation Agreement” means the agreement filed by a Participant and approved by the Committee pursuant to Article III.
2.17 Plan
     “Plan” means this Jack in the Box Inc. Supplemental Executive Retirement Plan, as may be amended from time to time.
2.18 Retirement
     “Retirement” means a Participant’s Termination of Employment with Company at the Participant’s Early Retirement Date or Normal Retirement Date, as applicable.
2.19 Retirement Plan
     “Retirement Plan” means the Jack in the Box Inc. Retirement Plan or any successor plan. For purposes of Section 5.2, “Retirement Plan” means any qualified defined benefit plan maintained by Company that qualifies under Section 401(a) of the Internal Revenue Code.
2.20 Supplemental Retirement Benefit
     “Supplemental Retirement Benefit” means the benefit determined under Article V of this Plan.
2.21 Target Benefit Percentage
     “Target Benefit Percentage” means the percentage of a Participant’s Final Average Compensation that will be used in determining the Participant’s Supplemental Retirement Benefit under Article V of this Plan. The Target Benefit Percentage is determined by multiplying sixty percent (60%) times a fraction, the numerator of which is the Participant’s Years of Service (not to exceed twenty (20)) and the denominator of which is twenty (20).
2.22 Termination of Employment
     “Termination of Employment” means a “separation from service” as such term is defined in Section 409A of the Internal Revenue Code and regulations promulgated thereunder.
2.23 Years of Service
     “Years of Service” means the number of years of service determined in accordance with the provisions of the Retirement Plan, whether or not the Participant is a participant in such plan.

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ARTICLE III—PARTICIPATION
3.1 Eligibility and Participation
     (a) Eligibility. Eligibility to participate in the Plan shall be limited to those select key employees of Company who are designated by management, from time to time, and approved by the Committee.
     (b) Participation. An employee’s participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, completion of a Participation Agreement and a Form of Payment Designation, and acceptance of each by the Committee. Subject to Section 3.2, participation in the Plan shall continue until such time as the Participant terminates employment with Company and as long thereafter as the Participant is eligible to receive benefits under this Plan.
     (c) Participation Freeze Date. Notwithstanding any other provision of the Plan to the contrary, participation in the Plan is frozen effective January 1, 2007, and no employees who are not Participants on January 1, 2007 will become participants after January 1, 2007.
3.2 Change in Employment Status
     If the Committee determines that a Participant’s employment performance is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participant’s employment with Company, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant’s accrued interest in such benefits as of the date designated by the Board (“Participation Termination Date”). Such benefits shall be based solely on the Participant’s Years of Service and Compensation as of the Participation Termination Date; provided, however, that the Participant’s Years of Service after the Participant’s Participation Termination Date will be recognized solely for the limited purpose of determining whether the Participant has a nonforfeitable right to a benefit under Section 5.1 of this Plan. Notwithstanding the above, Participants who have a change in employment status, as described in this Section 3.2, and who terminate employment with Company within twenty-four (24) months following a Change in Control, shall be entitled to benefits as described in Section 5.7 of this Plan.
3.3 Recovery from Disability
     A Participant will be considered to have a Recovery from Disability if (a) a Participant has a Termination of Employment due to Disability before the Participant has a nonforfeitable right to a benefit under Section 5.1 of this Plan and (b) the Disability ceases before the Participant’s right to a Disability retirement benefit under Section 5.4 becomes nonforfeitable. If the Participant is reemployed by the Company upon a Recovery from Disability, then the Participant’s participation in this Plan shall resume on reemployment if approved by the Committee; if not so approved, the Participant shall be treated as if a change in employment status under Section 3.2 of this Plan had occurred as of the Participant’s reemployment date. If the Participant is not reemployed by the Company upon a Recovery from Disability, the Participant shall no longer be considered Disabled for purposes of this Plan and the Participant’s benefit shall be forfeited under Section 5.5.

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ARTICLE IV—SURVIVOR BENEFITS
4.1 Pretermination Survivor Benefit
     If a Participant dies while employed by Company, or while Disabled but before attaining a nonforfeitable right to a Disability retirement benefit, Company shall pay a survivor benefit to the Participant’s Beneficiary as follows:
     (a) Amount. The amount of the survivor benefit shall be one (1) times the Participant’s Compensation, which for purposes of this subsection shall be defined as annualized current base salary plus the average of the bonuses paid for the three (3) most recent completed fiscal years. If, however, the date of death is after the Participant has attained age 55 and completed 10 Years of Service but before the Participant has attained age 62, the amount of the survivor benefit shall be the greater of one (1) times the Participant’s Compensation or the Actuarial Equivalent lump sum present value of the Participant’s Supplemental Retirement Benefit, determined under Section 5.3, calculated as of the date of death and based on the Participant’s Final Average Compensation. Such benefit shall not be subject to any reduction of benefits for commencement before age 62 as provided under Section 5.8(a) below.
     (b) Time and Form of Payment. The survivor benefit shall be paid to the Beneficiary within sixty (60) days following the death of the Participant in the form of a lump sum payment.
4.2 Post-termination Survivor Benefit
     (a) Death Prior to Commencement of Benefits. If a Participant who has a nonforfeitable right to a Supplemental Retirement Benefit dies following a Termination of Employment but prior to the commencement of accrued benefits hereunder, the Company shall pay a survivor benefit to the Participant’s Beneficiary as follows:
     (i) Amount. The amount of the survivor benefit shall be equal to the Actuarial Equivalent lump sum present value of the Participant’s interest in the Supplemental Retirement Benefit determined under Section 5.2 or 5.3, as applicable, calculated as of the time benefits would have commenced had the Participant survived.
     (ii) Time and Form of Payment. The survivor benefit shall be paid to the Beneficiary within sixty (60) days following the death of the Participant in the form of a lump sum payment.
     (b) Death After Commencement of Benefits. If a Participant dies following the Participant’s Termination of Employment and after payments have commenced, a survivor benefit will be paid only if, and to the extent, provided for under Section 5.6.
4.3 Suicide; Misrepresentation
     No benefit shall be paid to a Beneficiary if the Participant’s death occurs as a result of suicide during the twenty-four (24) calendar months beginning with the calendar month following commencement of participation in this Plan. The Committee may also deny payment if death occurs within such twenty-four (24) months if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Company.

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ARTICLE V—SUPPLEMENTAL BENEFITS
5.1 Right to Supplemental Retirement Benefit
     A Participant shall have a nonforfeitable right to a Supplemental Retirement Benefit described in this Article V upon the earlier of (1) the date such Participant attains age sixty-two (62) or (2) the date such Participant has attained age fifty-five (55) and has completed ten (10) Years of Service. Notwithstanding the foregoing, a Participant shall automatically have a nonforfeitable right to a Supplemental Retirement Benefit as of the date of such Participant’s death while employed by the Company (except as provided in Section 4.3 of this Plan).
5.2 Normal Retirement Benefit
     If a Participant terminates employment with the Company on or after attaining age 62, the Company shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Participant’s Target Benefit Percentage multiplied by Final Average Compensation, less:
     (a) The Participant’s benefit, under the Retirement Plan, in the form of a monthly single-life annuity, payable at Retirement;
     (b) The Participant’s benefit from the 401(k) Plan relating to Company contributions, payable at Retirement, calculated as if the maximum Company contribution had been made during each year the Participant was eligible to defer Compensation, and assuming that those Company contributions had earnings at an annual rate of ten percent (10%), in the form of a monthly single-life annuity, payable at Retirement; and
     (c) The Participant’s benefit from the Deferred Compensation Plan, including Earnings as defined in the Deferred Compensation Plan, relating to Company contributions, calculated as if the maximum Company contribution had been made during each year the Participant was eligible to defer Compensation, in the form of a monthly single-life annuity, payable at Retirement.
5.3 Early Retirement Benefit
     If a Participant terminates employment with the Company before attaining age 62 and after the Participant has a nonforfeitable right to a Supplemental Retirement Benefit, the Company shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Participant’s Target Benefit Percentage multiplied by Final Average Compensation, less:
     (a) The Participant’s benefit, under the Retirement Plan, payable at age sixty-two (62), in the form of a monthly single-life annuity;
     (b) The Participant’s benefit from the 401(k) Plan relating to Company contributions, payable at age sixty-two (62), assuming no earnings on the 401(k) Plan account balance from the date of termination until Normal Retirement Date, and calculated as if the maximum Company contribution had been made during each year the Participant was eligible to defer Compensation, and assuming that those Company contributions had earnings to the date of termination at an annual rate of ten percent (10%), in the form of a monthly single-life annuity payable at age sixty-two (62); and

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     (c) The Participant’s benefit from the Deferred Compensation Plan, including Earnings as defined in the Deferred Compensation Plan, relating to Company contributions payable at age sixty-two (62), assuming no earnings on the Deferred Compensation Plan account balance from the date of termination until Normal Retirement Date, and calculated as if the maximum Company contribution had been made during each year the Participant was eligible to defer Compensation, and assuming that those Company contributions had earnings to date of termination at the actual Deferred Compensation Plan annual rate, in the form of a monthly single-life annuity payable at age sixty-two (62).
5.4 Disability Retirement Benefit
     If a Participant terminates employment with Company due to Disability before the Participant’s right to a Supplemental Retirement Benefit becomes nonforfeitable in accordance with Section 5.1, the benefit provided herein will continue to accrue, assuming the Participant’s last annualized rate of compensation continues unchanged and the Participant continues to earn Years of Service until the date the Participant either attains a nonforfeitable right to the benefit or forfeits the benefit.
The Participant shall attain a nonforfeitable right to a Disability retirement benefit on the date the Participant has both attained age fifty-five (55) and attained 10 Years of Service under the provisions of the Retirement Plan; provided, however, that if a Participant has less than five Years of Service at the time of incurring a Disability, then, for purposes of determining whether a Participant has attained 10 Years of Service under this paragraph, the provisions of the Retirement Plan for crediting service after a Participant incurs a Disability shall be applied without regard to the requirement that a Participant have five years of vesting service at the time the Participant incurs a Disability to be eligible for continued crediting of service during Disability.
5.5 Forfeiture of Benefits
     If a Participant terminates employment with Company for a reason other than Disability or death before the Participant’s right to a Supplemental Retirement Benefit becomes nonforfeitable in accordance with Section 5.1, no benefit shall be due and payable under this Plan. Notwithstanding the foregoing, if a Participant involuntarily terminates employment with Company as a result of Change in Control, benefits will be as described in Section 5.7.
     If a Participant terminates employment with Company due to Disability before the Participant’s right to a Supplemental Retirement Benefit becomes nonforfeitable in accordance with Section 5.1, the Participant’s Disability retirement benefit will not be forfeited unless and until the Participant recovers from Disability and is not reemployed as provided under Section 3.3.
5.6 Form of Payment
     Except as provided in Section 5.7, the Supplemental Retirement Benefit shall be paid in the form of one of the Actuarial Equivalent annuities described below, specified by the Participant in the Form of Payment Designation. The forms of benefit payment are:
(a) A single-life annuity, which is the normal form of payment;

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(b) A one hundred percent (100%) Joint and Survivor annuity;
(c) A fifty percent (50%) Joint and Survivor annuity;
(d) Life and Ten (10) Year Certain annuity;
(e) Life and Five (5) Year Certain annuity; and
(f) any other method that qualifies as an “actuarially equivalent life annuity” within the meaning of Code Section 409A that the Committee may, from time to time, approve.
5.7 Change in Control
     (a) Amount. If the Participant is involuntarily terminated or suffers a material diminution of duties or responsibilities, or has a material downward change of title within twenty-four (24) months following a Change in Control, the Participant shall be entitled to a monthly Supplemental Retirement Benefit as determined under Section 5.3 above, in the form of a lump sum Actuarial Equivalent.
     (b) Form and Time of Payment. The benefit payable under this Section 5.7 shall be paid in three (3) equal annual installments (without interest on the declining principal) commencing within sixty (60) days following Termination of Employment, with each subsequent annual installment payable upon the anniversary date of the first payment. Such benefit shall not be subject to any reduction of benefits provided under Section 5.8(a) below, but shall be subject to the waiting period described in Section 5.8(b) below, to the extent applicable.
5.8 Commencement of Benefit Payments
     (a) Payment of a Participant’s vested benefits shall commence within 60 days of the date of the Participant’s Termination of Employment; provided, however, that if a Participant terminates employment with Company due to Disability before the Participant’s right to a Supplemental Retirement Benefit becomes nonforfeitable in accordance with Section 5.1, the Participant’s benefits shall commence within 60 days of the date the Participant attains a nonforfeitable right to a Disability retirement benefit under Section 5.3. If payment commences prior to age sixty-two (62), then the Early Retirement Benefit shall be reduced five-twelfths (5/12) of one percent (1%) for each month by which such commencement of benefit payments precedes the Participant’s attainment of age sixty-two (62).
     (b) Notwithstanding the foregoing, if the Participant is identified as a “specified employee” under Code Section 409A, as determined by the Company using an identification method described in the regulations or other guidance issued under Code Section 409A and documented in a duly authorized resolution of the committee of the Company authorized to make such determination, then, to the extent that a payment amount is required to be delayed for six months in order to comply with Code Section 409A, such payment amount shall be paid within 60 days after the end of the six-month period required under Code Section 409A.

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5.9 Withholding; Payroll Taxes
     Company shall withhold from payments hereunder any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.
5.9 Payment to Guardian
     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.
ARTICLE VI—BENEFICIARY DESIGNATION
6.1 Beneficiary Designation
     Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime. Designation by a married Participant to the Participant’s spouse of less than a fifty percent (50%) interest in the benefit due shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established that the consent cannot be obtained because the spouse cannot be located.
6.2 Changing Beneficiary
     Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. A married Participant’s Beneficiary designation may be changed by a Participant with the consent of the Participant’s spouse as provided for in Section 6.1 above, by the filing of a new Beneficiary designation with the Committee. The filing of a new designation shall cancel all designations previously filed.
6.3 Change in Marital Status
     If the Participant’s marital status changes after the Participant has designated a Beneficiary, the following shall apply:
     (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.1 above.
     (b) If the Participant is unmarried at death but was married when the designation was made:

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(i) The designation shall be void if the spouse was named as Beneficiary.
(ii) The designation shall remain valid if a nonspouse Beneficiary was named.
     (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed in Section 6.1 above.
6.4 No Beneficiary Designation
     If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:
     (a) The Participant’s surviving spouse;
     (b) The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the deceased child would have taken if living;
     (c) The Participant’s estate.
6.5 Effect of Payment
     Payment to the Beneficiary shall completely discharge the Company’s obligations under this Plan.
ARTICLE VII—ADMINISTRATION
7.1 Committee; Duties
     The Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.5. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.
7.2 Agents
     The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

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7.3 Binding Effect of Decisions
     The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.
7.4 Indemnity of Committee
     The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.
7.5 Election of Committee After Change in Control
     After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.
ARTICLE VIII—CLAIMS PROCEDURE
8.1 Claim
     Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan (hereinafter referred to as “Claimant”) shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.
8.2 Denial of Claim
     If the claim or request is denied, the written notice of denial shall state:
     (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based;
     (b) A description of any additional material or information required and an explanation of why it is necessary; and
     (c) An explanation of the Plan’s claims review procedure.
8.3 Review of Claim
     Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant

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has not received a response sixty (60) days after receipt by the Committee of Claimant’s claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.
8.4 Final Decision
     The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of Claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.
ARTICLE IX—TERMINATION, SUSPENSION OR AMENDMENT
9.1 Termination, Suspension or Amendment of Plan
     The Board may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth, to the extent permitted under Code Section 409A. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died, except as otherwise determined by the Board under Section 10.1 with respect to any Participant.
Any termination of the Plan in accordance with the provisions of this Section 9.1 and any distributions of benefits in connection with such termination will be permitted only to the extent they comply with Code Section 409A and the regulations and other guidance issued thereunder.
Notwithstanding any other provision of the Plan to the contrary, but only to the extent permitted under the requirements of Code Section 409A and the regulations and other guidance issued thereunder, in the event that the Plan is terminated and benefits are paid out to all Participants in a lump sum, the Committee shall base the lump sum payments on the single premium purchase price for an insured annuity for the termination benefit. The termination benefit shall be equal to the benefit which has the greatest value to the Participant taking into account the potential early retirement benefit available under the Plan. The single premium shall be based on commercial annuities available from insurance companies which have a rating of A+ or higher using the A.M. Best Company rating scale.
ARTICLE X—MISCELLANEOUS
10.1 Unfunded Plan
     This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments, or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an

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opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.
10.2 Company Obligation
     The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by Company, and shall not be an obligation of another employer.
10.3 Unsecured General Creditor
     Except as provided in Section 10.4, Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.
10.4 Trust Fund
     Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.
10.5 Nonassignability
     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
10.6 Not a Contract of Employment
     This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of Company to discipline or discharge a Participant at any time.
10.7 Protective Provisions
     A Participant shall cooperate with Company by furnishing any and all information requested by Company in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and by taking such other action as may be requested by Company.

PAGE 14 — SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

10.8 Governing Law
     The provisions of this Plan shall be construed and interpreted according to the laws of the State of California, except as preempted by federal law.
10.9 Validity
     If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.
10.10 Notice
     Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Company’s records.
10.11 Successors
     The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

JACK IN THE BOX INC. ADMINISTRATIVE COMMITTEE
By:
Jerry P. Rebel
Executive Vice President

By:
Phillip H. Rudolph
Senior Vice President

By:
Harold L. Sachs
Vice President

By:
Paul Melanson
Vice President

PAGE 15 — SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

By:
Mark Blankenship
Vice President Dated: December 15, 2008

PAGE 16 — SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN